Exhibit 32.2
Certification Pursuant To 18 U.S.C. Section 1350 By The Chief Financial Officer,
As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002.
I, F. Clay Creasey, Jr., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K of Toys “R” Us, Inc. (the “Company”) for the annual period ended February 2, 2013 (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 29, 2013

/s/ F. Clay Creasey, Jr.
F. Clay Creasey, Jr.
Executive Vice President - Chief Financial Officer
(Principal Financial Officer)